

                                                                              Exhibit 1
                                                                              ---------

                                                 Vodafone Americas
                                                 -----------------

Executive Officer/Director (Citizenship)                              Position
----------------------------------------                              --------
Jan de Geus (Dutch)                                                   Managing Director

Erik Antonius Jacobus de Rijk (Dutch)                                 Managing Director

Waltherus Hoogstraate (Dutch)                                         Managing Director

Johannes Antonius Gerardus Maria Koevoets (Dutch)                     Managing Director

Marinus Minderhoud  (Dutch)                                           Managing Director

Taco Thijs van der Mast (Dutch)                                       Managing Director

Robert Nicolas Barr (British)                                         Managing Director


                                                  Vodafone Group
                                                  --------------

Executive Officer/Director (Citizenship)                              Position
----------------------------------------                              ---------

Lord MacLaurin of Knebworth (British)                                 Non-Executive Chairman of the Board

Sir Christopher Gent (British)                                        Chief Executive Officer

Julian Michael Horn-Smith (British)                                   Group Chief Operating Officer

Thomas Geitner (German)                                               Chief Executive Officer, Group Products and
                                                                      Services

Kenneth John Hydon (British)                                          Financial Director

Peter Richard Bamford (British)                                       Chief Executive Officer Northern Europe,
                                                                      Middle East and Africa

Michael Jay Boskin (American)                                         Non-Executive Director

Prof Sir Alec Broers (British)                                        Non-Executive Director

Paul Hazen (American)                                                 Non-Executive Deputy Chairman

Penelope Lesley Hughes (British)                                      Non-Executive Director

Arun Sarin (American)                                                 Non-Executive Director

Sir David Scholey (British)                                           Non-Executive Director

Jurgen Erich Schrempp (German)                                        Non-Executive Director

Stephen Roy Scott (British)                                           Company Secretary
